Exhibit 10.1
ETSY, INC.
2024 Inducement PLAN
Adopted by the Board of Directors: December 12, 2024

ARTICLE 1. INTRODUCTION.
1.1 Eligible Award Recipients. The only persons eligible to receive grants of Awards under this Plan are individuals who satisfy the standards for inducement grants under NASDAQ Marketplace Rule 5635(c)(4) or 5635(c)(3), if applicable, and the related guidance under NASDAQ IM 5635-1. A person who previously served as an Employee or Non-Employee Director will not be eligible to receive Awards under the Plan, other than following a bona fide period of non-employment. Persons eligible to receive grants of Awards under this Plan are referred to in this Plan as “Eligible Employees.” These Awards must be approved by either a majority of the Company’s “Independent Directors” (as such term is defined in NASDAQ Marketplace Rule 5605(a)(2)) (“Independent Directors”) or the Company’s compensation committee, provided such committee is comprised solely of Independent Directors (the “Independent Compensation Committee”) in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1 (together with any analogous rules or guidance effective after the date hereof) are referred to in this Plan as the “Inducement Award Rules.”
1.2 Plan Purpose. This Plan, through the granting of Awards, is intended to (a) provide a material inducement for certain individuals to enter into employment with the Company within the meaning of the Inducement Award Rules; (b) help the Company and any Affiliate secure and retain the services of Eligible Employees; (c) provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate; and (d) provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Shares.
1.3 Available Awards. The Plan provides for the grant of the following Awards: (a) NSOs; (b) SARs; (c) Restricted Shares; and (d) Stock Units.
1.4 Effective Date. The Plan will come into existence on the Effective Date.
ARTICLE 2. ADMINISTRATION.
2.1 General. The Plan will be administered by the Board; provided however, that Awards may only be granted by either (i) a majority of the Independent Directors or (ii) the Independent Compensation Committee. Subject to those constraints and the other constraints of the Inducement Award Rules, the Board may delegate some of its power of administration of the Plan to a Committee or Committees, as provided in Article 2.4. Notwithstanding anything in the Plan to the contrary, references to the “Administrator” herein shall be construed to mean either a majority of the Independent Directors or the Independent Compensation Committee to the extent necessary to comply with the Inducement Award Rules.
2.2 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, such transactions will be approved by a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.3 Powers of Administrator. Subject to the terms of the Plan and Inducement Award Rules, the Administrator shall have the authority to (a) select the Eligible Employees who are to receive Awards under the Plan; (b) determine the type, number, vesting requirements, and other features and conditions of such Awards; (c) determine whether and to what extent any Performance Goals have been attained; (d) interpret the Plan and Awards granted under the Plan; (e) make, amend, and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; (f) impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales; and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan; provided, however, that Awards may only be granted by either (1) a majority of Independent Directors or (2) the Independent Compensation Committee.
2.4 Delegation to Committee. Subject to the terms of Article 2.1, the Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
2.5 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
2.6 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares reserved for grant and issuance under the Plan (the “Share Reserve”) is equal to 1,000,000 Common Shares. This Article 3.1 does not limit the granting of Awards and, for clarity, the Share Reserve is a limit on the number of Common Shares that may be issued pursuant to the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.
3.2 Shares Returned to Reserve. To the extent that Options, SARs, or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs, or Stock Units shall again become available for issuance under the Plan. If SARs are exercised or Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Stock Units, as applicable, shall reduce the number available under Article 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right, or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.
3.3 Awards Not Reducing Share Reserve in Article 3.1. Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.
ARTICLE 4. ELIGIBILITY AND LIMITATIONS.
4.1 Specific Award Limitations. Awards may only be granted to persons who are Eligible Employees described in Article 1.1, where the Award is an inducement material to the individual’s entering into employment with the

Company or an Affiliate within the meaning of the Inducement Award Rules. For clarity, Awards may not be granted to (1) Consultants or Non-Employee Directors, for service in such capacities, or (2) any individual who was previously an Employee or Non-Employee Director, other than following a bona fide period of non-employment. Notwithstanding the foregoing, NSOs and SARs may not be granted to Employees who are providing continuous Service only to any “parent” of the Company (as such term is defined in Rule 405 under the Securities Act) unless the stock underlying such Awards is treated as “service recipient stock” under Code Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Code Section 409A.
4.2 Approval Requirements. All Awards must be granted by either a majority of the Independent Directors or the Independent Compensation Committee in accordance with the Inducement Award Rules.
ARTICLE 5. OPTIONS.
5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. All Options will be NSOs. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.
5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.
5.6 No Repricing of Options. The Administrator shall not have the authority to (i) reduce the Exercise Price of any outstanding Option or (ii) cancel any outstanding Option that has an Exercise Price (per share) greater than the then-current Fair Market Value of a Common Share in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.7 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b) By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or
(d) Through any other form or method consistent with applicable laws, regulations, and rules.
ARTICLE 6. STOCK APPRECIATION RIGHTS.
6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.
6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.
6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.
6.7 No Repricing of SARs. The Administrator shall not have the authority to (i) reduce the Exercise Price of any outstanding SAR or (ii) cancel any outstanding SAR that has an Exercise Price (per share) greater than the then-current Fair Market Value of a Common Share in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

ARTICLE 7. RESTRICTED SHARES.
7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes and future services, and such other methods of payment as are permitted by applicable law.
7.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.
7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.
ARTICLE 8. STOCK UNITS.
8.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
8.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
8.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.
8.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
8.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares, or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.
8.6 Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.
8.7 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.
8.8 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:
(a) The number and kind of shares available for issuance under Article 3, including the numerical share limit in Article 3.1;
(b) The number and kind of shares covered by each outstanding Option, SAR, and Stock Unit; or
(c) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off, or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class.
9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3 Corporate Transactions. Unless otherwise provided in an Award Agreement or unless otherwise expressly provided by the Administrator at the time of grant of an Award, the following provisions will apply to Awards in the event of a merger, consolidation, or a Change in Control (other than one described in Article 13.7(d)) (a “Corporate Transaction”):
(a) In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation, or substitution will be set by the Administrator; provided, that, if within three (3) months before and twelve (12) months following such Corporate Transaction, the Participant’s Service with the Company is terminated by the surviving corporation or acquiring corporation without Cause or by the Participant for Good Reason, such Award, to the extent then outstanding, shall become fully vested and exercisable upon such termination of Service. For purposes hereof, “Good Reason” has, with respect to a Participant, to the extent applicable, the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term, or, in the Executive Severance Plan if the Participant is a participant in the Executive Severance Plan.
(b) In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued, or substituted and that are held by Participants whose Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and SARs, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Administrator determines (or, if the Administrator does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). Unless otherwise provided in the applicable Award Agreement, with respect to the vesting of performance-based Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (b) and that have multiple vesting levels depending on the level of performance, the vesting of such performance-based Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (b) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required to comply with Code Section 409A.
(c) In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued, or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(d) Notwithstanding the foregoing, any or all Awards may be cancelled in exchange for a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out, or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (d) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4).
Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
ARTICLE 10. LIMITATION ON RIGHTS.
10.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without Cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
10.2 Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
10.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules, and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification, or listing, or to an exemption from registration, qualification, or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
10.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will, or (c) the laws of descent and distribution.
10.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions, and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.
10.6 Clawback. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company has or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and any clawback policy that the Company otherwise has adopted or adopts, to the extent applicable and permissible under applicable law. In addition, the Administrator may impose such other clawback, recovery, or recoupment provisions in an Award

Agreement as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Common Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
ARTICLE 11. TAXES.
11.1 General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.
11.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may, in its sole discretion, satisfy any withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Common Shares from the Common Shares issued or otherwise issuable to the Participant in connection with the Award (provided that for tax purposes, the Participant will be deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of the shares is held back solely for the purpose of paying the withholding obligations); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing the Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) any other method determined by the Administrator. The Company and/or its Affiliate may withhold or account for withholding obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in a Participant’s jurisdiction. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.
11.3 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).
11.4 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.
ARTICLE 12. FUTURE OF THE PLAN.
12.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the Effective Date.
12.2 Amendment or Termination. The Administrator may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
ARTICLE 13. DEFINITIONS.

13.1 “Administrator” means the Board or a Committee or Committees administering the Plan in accordance with Article 2.
13.2 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
13.3 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, or a Stock Unit.
13.4 “Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
13.5 “Board” means the Company’s Board of Directors, as constituted from time to time.
13.6 “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term, or, in the absence of such an agreement: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets; (ii) breach of any material terms of any material agreement between the Participant and the Company; (iii) material failure to comply with the Company’s written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, or any crime involving dishonesty, fraud, or moral turpitude; (v) gross negligence or willful misconduct in the scope of the Participant’s employment; (vi) continuing failure to perform assigned duties after receiving written notification of the failure from the Board; or (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers, or employees, if the Company has requested the Participant’s cooperation. The determination that a termination of the Participant’s Service is either for Cause or without Cause will be made by the Board with respect to Participants who are Executive Officers and by the Company’s Chief Executive Officer with respect to Participants who are not Executive Officers. Any determination by the Company that the Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
13.7 “Change in Control” means:
(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
13.8 “Code” means the Internal Revenue Code of 1986, as amended.
13.9 “Committee” means a committee of one or more Independent Directors to whom authority has been delegated by the Board in accordance with the Plan.
13.10 “Common Share” means one share of the common stock of the Company.
13.11 “Company” means Etsy, Inc., a Delaware corporation.
13.12 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act or any successor thereto. Consultants are not eligible to receive Awards under the Plan with respect to their service in such capacity.
13.13 “Effective Date” means the date the Plan was approved and became effective, as set forth on the first page of the Plan.
13.14 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
13.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
13.16 “Executive Officer” means each “officer” of the Company as defined in Rule 16a-1(f) promulgated under the Exchange Act. The determination as to an individual’s status as an Executive Officer shall be made by the Board and such determination shall be final, conclusive and binding on such individual and all other interested persons.

13.17 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
13.18 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.
13.19 “Non-Employee Director” means a member of the Board who is not an Employee. Non-Employee Directors are not eligible to receive Awards under the Plan with respect to their service in such capacity.
13.20 “NSO” means a stock option granted under Article 5 that does not qualify as an “incentive stock option” within the meaning of Code Sections 422 or 423.
13.21 “Option” means an NSO granted under the Plan and entitling the holder to purchase Common Shares.
13.22 “Optionee” means an individual or estate holding an Option or SAR.

13.23 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
13.24 “Participant” means an individual or estate holding an Award.
13.25 “Performance Criteria” means the one or more criteria that the Administrator will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Administrator: budget performance; buyer acquisition, retention and/or growth; cash flow; cash flow return on investment; comparisons with various stock market indices; costs & expenses, including reduction of both; earnings or earnings per share (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation, and amortization, including adjusted measures); employee satisfaction and/or retention; free cash flow or free cash flow per share; gross margin; gross profits; headcount; market share; net income (before or after taxes); operating income or EBIT (Earnings before Interest and Taxes) on a GAAP or non-GAAP basis; operating or EBIT margin; return on assets, investment or capital employed; return on equity or average stockholders’ equity; revenue (gross or net); GMS (Gross Merchandise Sales); seller acquisition, retention and/or growth; member satisfaction; stockholders’ equity; stock price return relative to market indices and/or peer group; total stockholder return; working capital; and other measures of performance selected by the Administrator whether or not listed herein. Any of the above metrics may be measured either in absolute terms, compared to any incremental increase or decrease or compared to results of a peer group, to market performance indicators or to market indices.
13.26 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the Performance Criteria. Depending on the Performance Criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any Performance Criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation, claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) mergers or acquisitions; (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings; (g) statutory adjustments to corporate tax rates; or (h) any other items as the Administrator deems necessary or appropriate.
13.27 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.
13.28 “Plan” means this Etsy, Inc. 2024 Inducement Plan, as amended from time to time.
13.29 “Restricted Share” means a Common Share awarded under the Plan.
13.30 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions, and restrictions pertaining to such Restricted Share.
13.31 “SAR” means a stock appreciation right granted under the Plan.
13.32 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

13.33 “Securities Act” means the Securities Act of 1933, as amended.
13.34 “Service” means service as an Employee, Non-Employee Director, or Consultant.
13.35 “Service Provider” means any individual who is an Employee, Non-Employee Director, or Consultant.
13.36 “Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
13.37 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her Option.
13.38 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
13.39 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions, and restrictions pertaining to such Stock Unit.
13.40 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.